UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for use of the Commission only
(as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

SIERRA RESOURCE GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SIERRA RESOURCE GROUP, INC.
6586 Hypoluxo Rd, Suite 307
Lake Worth, Florida  33467-7678

PRELIMINARY INFORMATION STATEMENT

_________, 2010

Enclosed please find an Information Statement providing information to you regarding action taken by our Board of Directors and by stockholders holding more than a majority of our voting power to authorize: (i) an amendment to our Articles of Incorporation increasing the shares of authorized common stock, par value $0.001 per share, from 25,000,000 to 150,000,000 and authorizing 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share and (ii) a forward stock split of our common stock at a ratio of six-for-one (6:1).  These actions were approved by our Board of Directors and approximately 70% of the voting power necessary to approve these actions on April 28, 2010.

Nevada law and our Bylaws permit holders of a majority of the voting power to take stockholder action by majority written consent in lieu of a meeting of stockholders.  Accordingly, we will not hold a meeting of our stockholders to consider or vote upon the foregoing actions as described in this Information Statement.

Your vote is not required to approve any of these actions, and the enclosed Information Statement is not a request for your vote or a proxy.  We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these corporate actions which are going to be implemented by the Company.  The accompanying Information Statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, which actions will  be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our  stockholders.

This Information Statement is first being mailed on or about _________, 2010 to all stockholders of record as of April 28, 2010 and we anticipate the effective date of the actions to be _________, 2010, or as soon thereafter as practicable in accordance with applicable law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only.  Please read the accompanying Information Statement carefully.

By Order of the Board of Directors

Very truly yours,

SIERRA RESOURCE GROUP, INC.

By:/s/ MICHAEL DOUGHERTY
 Name:Michael Dougherty
Title: President

SIERRA RESOURCE GROUP, INC.
6586 Hypoluxo Rd, Suite 307
Lake Worth, Florida  33467-7678

PRELIMINARY INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: _________, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of Sierra Resource Group, Inc., a Nevada corporation (the  “Company”,  “we”, “us” or  “our”), as of April 28, 2010 (the “Record Date”), to notify the Stockholders of the following:

On April 28, 2010, pursuant to Section 78.315 of the Nevada Revised Statutes (the “NRS”) and subject to stockholder approval, our Board of Directors unanimously approved (a) increasing the shares of our authorized capital stock from 25,000,000 to 160,000,000, of which 150,000,000 shall be designated our Common Stock and 10,000,000 shall be designated preferred stock, par value $0.001 per share (the “Preferred Stock”), which may be issued from time to time in one or more series by our Board of Directors pursuant to an amendment to our Articles of Incorporation (the “Amendment”) and (b) a six-for-one (6:1) forward split of our issued and outstanding Common Stock (the “Forward Split”). According to Sections 78.390 and 78.320 of the NRS, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to authorize the Amendment and the Forward Split.

On April 28, 2010, pursuant to Section 78.320 of the NRS, the Company received the written consent in lieu of a meeting of stockholders from the holder of 8,515,000 shares of our Common Stock (the “Majority Stockholder”), which represents approximately 70% of the total votes outstanding, authorizing the Amendment and the Forward Split.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment and the Forward Split.

A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of the State of Nevada, is attached to this Information Statement as Exhibit A.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder.  Pursuant to Rule 14c-2 under the Exchange Act, the Amendment and the Forward Split will not be effective until at least twenty (20) days after the date this Information Statement is mailed to the Stockholders and our Board of Directors files the Amendment with the Secretary of State of the State of Nevada. The Company anticipates that the Amendment will be filed and the Forward Split will become effective on or about _________, 2010 (the “Effective Date”).

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Information Statement is being mailed on or about _________, 2010 to all Stockholders of record as of the Record Date.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

Please read this Information Statement carefully and in its entirety. Although you will not have an opportunity to vote on the approval of the Amendment and the Forward Split, this Information Statement contains important information about the actions.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AMENDMENT TO ARTICLES OF INCORPORATION INCREASING AUTHORIZED COMMON STOCK AND  CREATING “BLANK CHECK” PREFERRED STOCK

General

Our Board of Directors and the Majority Stockholder have approved the filing of an Amendment to our Articles of Incorporation to authorize an increase in our capital stock from 25,000,000 shares to 160,000,000 shares, of which 150,000,000 shares are designated our Common Stock and 10,000,000 shares are designated our Preferred Stock.  The Amendment does not change the par value of our Common Stock and the Preferred Stock may be issued from time to time in one or more series by our Board of Directors.  Our Board of Directors will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock.

The form of the Amendment that will be filed with the Secretary of State of the State of Nevada is attached hereto as Exhibit A and is anticipated to be filed on the Effective Date. Our Stockholders are urged to read the Amendment carefully as it is the legal document that governs the amendments to our Articles of Incorporation.

Reasons for the Increase in Authorized Common Stock

The principal purpose for increasing the number of authorized shares of our Common Stock is to enable us to accommodate the Forward Split.  Furthermore, it is our intention to seek to increase stockholder value and increase the marketability and liquidity of our Common Stock.  The increase in the number of authorized but unissued shares of Common Stock would enable us, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  Due to the current state of the U.S. and international capital markets, we anticipate that we will need to issue a significant number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock to raise financing to meet our working capital needs.  In addition, the authorization of additional shares of Common Stock will provide us with the flexibility from time to time in the future to seek additional capital through equity financings in a competitive environment and to use equity, rather than cash, to complete acquisitions.

Having such additional authorized shares of capital stock available for issuance in the future should give us greater flexibility.  The increase in the authorized number of shares of our Common Stock will permit our Board of Directors to issue additional shares of our Common Stock without further approval of our Stockholders and without the related expense and delay of a special stockholders’ meeting. Our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.

In addition to financing purposes, having additional shares authorized and available for issuance would allow us to issue shares of Common Stock that may make it more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.  When, in the judgment of our Board of Directors, this action will be in the best interest of our Stockholders and our Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of our Company.  Such shares also could be privately placed with purchasers favorable to our Board of Directors in opposing such action.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of our Company should our Board of Directors consider the action of such entity or person not to be in the best interest of the Stockholders.  The issuance of new shares also could be used to entrench current management or deter an attempt to replace our Board of Directors by diluting the number or rights of shares held by individuals seeking to control our Company by obtaining a certain number of seats on our Board of Directors.

Principal Effects of the Increase in Authorized Common Stock

The Amendment will increase the ability of our Board of Directors to issue shares without further action or vote by our Stockholders, including for potential capital-raising purposes and acquisitions of other businesses or assets. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of existing holders of our Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.  It may also adversely affect the market price of our Common Stock.

There are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Common Stock.

Reasons for the Creation of “Blank Check” Preferred Stock

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Amendment will create 10,000,000 authorized shares of “blank check” Preferred Stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such “blank check” Preferred Stock permits our Board of Directors to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders.

Principal Effects of the Creation of “Blank Check” Preferred Stock

Subject to the provisions of the Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our  Stockholders.  Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our Stockholders.  The Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our Stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements.  It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Preferred Stock could also have voting rights superior to our Common Stock, and therefore would have a dilutive effect on the voting power of our existing Stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive our Stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

Anti-Takeover Effects

The Amendment will provide us with additional shares of Common Stock and with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the  holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  Neither the increase in the authorized number of shares of our Common Stock nor the creation of the Preferred Stock is being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.  The purpose of the increase in the number of authorized shares of our Common Stock is to (i) enable us to accommodate the Forward Split and (ii) provide us with additional shares of Common Stock for equity sales and acquisitions and not to provide any anti-takeover defense or mechanism on behalf of the Company.  The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Common Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the increase in the number of authorized shares of our Common Stock and the creation of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the additional unissued authorized shares of our Common Stock or the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the increase in authorized shares of our Common Stock and the creation of the “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Effective Date

The Amendment will become effective as of the date it is filed with the Secretary of State of the State of Nevada, which we expect to occur on the Effective Date, on or about _________, 2010.

FORWARD SPLIT OF COMMON STOCK

General

Our Board of Directors and the Majority Stockholder have approved the Forward Split of our issued and outstanding Common Stock whereby one (1) share of our Common Stock outstanding immediately prior to the Record Date (the “Old Shares”) will be automatically converted into six (6) shares of our Common Stock (the “New Shares”), thereby increasing the number of outstanding shares of our Common Stock to approximately 73,140,000 shares. Effectiveness of the Forward Split is contingent upon the consummation of, and the compliance with, all applicable regulatory approvals or notification requirements. Upon receipt of all required regulatory approvals, which we anticipate to be on or about the Effective Date, we will file the Amendment and effect the Forward Split.

The Forward Split does not change the par value of our Common Stock or the number of shares of our Common Stock authorized for issuance.

Reasons for the Forward Split

We anticipate that the increase in the number of outstanding shares of Common Stock resulting from the Forward Split would place the market price of our Common Stock in a range more attractive to the financial community and the investing public and may result in a broader market for our Common Stock than that which currently exists. However, there is no guaranty that the Forward Split will result in any increase in liquidity whatsoever.

In deciding to implement the Forward Split, our Board of Directors considered among other things: (a) the market price of our Common Stock, (b) the number of shares of our Common Stock that will be outstanding after the Forward Split, (c) stockholders’ equity, (d) the shares of Common Stock available for issuance in the future (following the Amendment), and (e) the nature of our operations.  It is important to note, however, that the market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control.

Principal Effects of the Forward Split

The Forward Split would increase the number of issued and outstanding shares of our Common Stock by a factor of six (6). The Forward Split would not change the equity interests of our Stockholders and would not affect the relative rights of any Stockholder or result in a dilution or diminution of any Stockholder’s proportionate interest in the Company. The par value of our Common Stock will not be effected by the Forward Split and will continue to be $0.001 per share following the Forward Split.

The Forward Split will affect all of the holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company. On the Effective Date, each stockholder will own an increased number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as the stockholder held prior to the Effective Date. Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the Forward Split.  In addition, the number of stockholders of record will not be affected by the Forward Split. Although the Forward Split by itself will not affect the rights of Stockholders or any Stockholder’s proportionate equity interest in the Company, the proportion of authorized but unissued shares of Common Stock would be decreased (but for the increase in our authorized shares accomplished by the Amendment), because the Forward Split affects only the issued and outstanding shares, not the authorized shares.

The Forward  Split will have the following effects upon our Common Stock:

•	The number of shares owned by each holder of Common Stock will be increased six (6) fold; and

•	The number of shares of our Common Stock which will be issued and outstanding after the Forward Split will be increased from 12,190,000 shares to approximately 73,140,000 shares.

The Forward Split will not affect the par value of our Common Stock or any of the other terms of our Common Stock. The shares of Common Stock after the Forward Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of Common Stock prior to the Forward Split.

No fractional shares of our Common Stock will be issued as a result of the Forward Split.

Effect on Market Price of our Common Stock

Upon effectiveness of the Forward Split the market price of our Common Stock may fall proportionally to the increase in the number of shares outstanding as a result of the Forward Split. However, stockholders should note that the effect of the Forward Split upon the market price for our Common Stock cannot be accurately predicted. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Forward Split will be maintained for any period of time. Moreover, because some investors may view the Forward Split negatively, there can be no assurance that the Forward Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Forward Split will increase the liquidity of our Common Stock.

Potential Risks of the Stock Split

When the Forward Split becomes effective, there can be no assurance that any future bid price of our Common Stock will be at a level in proportion to the increased number of outstanding shares resulting from the Forward Split.

Although we believe that increasing the number of shares of our Common Stock outstanding may help generate investor interest, there can be no assurance that the Forward Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the increased liquidity that may result from having greater shares issued and outstanding may not be offset by increased investor interest in our Common Stock.

Capitalization

Currently, we are only authorized to issue up to a total of 25,000,000 shares of Common Stock which is being increased pursuant to the Amendment.  The Forward Split will not affect the number of authorized shares of Common Stock, so that the total number of our authorized shares of capital stock would remain unchanged but for the simultaneous increase in our authorized capital stock pursuant to the Amendment.  The par value of the Common Stock will remain unchanged at $0.01 per share. Based on the number of issued and outstanding shares of Common Stock as of the Record Date, which is 12,190,000, a total of 12,810,000 shares of Common Stock are authorized but unissued immediately prior to the Forward Split.

Following the effectiveness and completion of the Amendment and the Forward Split, no more than 73,140,000 shares of our Common Stock would be issued and outstanding, leaving 76,860,000 shares of our Common Stock authorized and unissued, unallocated and unreserved and all 10,000,000 shares of our newly created “blank check” Preferred Stock would be authorized and unissued, unallocated and unreserved

Our Common Stock will be quoted on the Over-the-Counter Bulletin Board at the post-Forward Split price on and after the date announced by FINRA.

Following the effectiveness of the Amendment and the Forward Split, our capitalization will change as follows:

Capitalization Prior to the Amendment and the Forward Split:
Common Stock:
Authorized for Issuance:	25,000,000
Outstanding:	12,190,000
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	12,810,000
Preferred Stock:
Authorized for Issuance:	0
Outstanding:	0
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	0
Capitalization Immediately Following the Amendment and the Forward Split:
Common Stock:
Authorized for Issuance:	150,000,000
Outstanding:	73,140,000
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	76,860,000
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	0
Reserved for Issuance:	0
Authorized and Unreserved for Issuance:	10,000,000

Our Board of Directors does not have any definite plans with regard to these remaining authorized shares of our Common Stock or the newly created “blank check” Preferred Stock following effectiveness of the proposals, although they may be used for fundraising purposes through the further sale and issuance of such shares.

Effective Date

The Forward Split will become effective as of the date of filing of the Amendment with the Secretary of State of the State of Nevada, which we expect to occur on the Effective Date, on or about _________, 2010.  All shares of Common Stock issued and outstanding immediately prior to the Effective Date will be converted, automatically and without any action on the part of the Stockholders, into New Shares in accordance with the Forward Split ratio described above.

Exchange of Stock Certificates

Both the increase in number of authorized shares of Common Stock and the Forward Split will occur concurrently upon the filing of the Amendment with the Secretary of State of the State Nevada on the Effective Date. We intend to file the Amendment on the Effective Date, which is twenty (20) days following the mailing of this Information Statement to our Stockholders.  The Forward Split will occur on the Effective Date without any further action on the part of our stockholders.  Following the Forward Split, stock certificates representing our Common Stock will continue to be valid, with each stock certificate representing the Old Shares prior to the Forward Split being deemed to represent six times (6x) the number of shares shown on the certificate. As of the Effective Date, each certificate representing Old Shares of our Common Stock before the Forward Split would be deemed, for all corporate purposes, to evidence ownership of the increased number of New Shares of our Common Stock resulting from the Forward Split.  In the future, new stock certificates will be issued reflecting the Forward Split, but this in no way will affect the validity of a Stockholder’s current stock certificate(s).

Certificates representing the New Shares after the Forward Split will be issued in due course as stock certificates representing shares prior to the Forward Split are tendered for exchange or transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new stock certificates evidencing New Shares following the Forward Split that are issued in exchange for stock certificates issued prior to the Forward Split representing Old Shares that are restricted shares will contain the same restrictive legend as on the old certificates.

Accounting Consequences

The Forward Split will not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on the Company balance sheet attributable to the Common Stock will be increased in proportion to the Forward Split ratio (that is, in a six-for-one (6:1) split, the stated capital attributable to our Common Stock will be increased to six times the number of its existing amount) and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of our Common Stock will also be decreased because there will be a greater number of shares of our Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Forward Split.

Certain Material United States Federal Income Tax Consequences of the Forward Split

The following is a summary of certain material United States federal income tax consequences of the Forward Split. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986 (the “Code”), treasury regulations promulgated under the Code, IRS rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

The Company has not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the United States federal income tax consequences discussed below. The discussion below does not in any way bind the IRS or the courts or in any way constitute an assurance that the United States federal income tax consequences discussed herein will be accepted by the IRS or the courts. The tax treatment of a Stockholder may vary depending on such Stockholder’s particular situation or status. This discussion is limited to Stockholders who hold their Common Stock as capital assets and it does not address aspects of United States federal income taxation that may be relevant to Stockholders who are subject to special treatment under United States federal income tax laws, such as dealers in securities, financial institutions, insurance companies, tax-exempt entities, persons holding Common Stock as part of a hedge, straddle or other risk reduction transaction, and persons that are subject to loss disallowance rules with respect to their Common Stock. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations or the alternative minimum tax.

HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE FORWARD SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Consequences to the Stockholders

The Company intends to treat the exchange of New Shares for Old Shares in the Forward Stock Split as a recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, a Stockholder who receives New Share in exchange for the Old Shares he, she or it owns should not recognize taxable gain or loss as a result of the Forward Split, should have a tax basis in the New Shares received in the Forward Split equal to his, her or its tax basis in the Old Shares, and should include its holding period in the Old Shares in its holding period for the New Shares received in the Forward Split.

OUTSTANDING SECURITIES AND VOTING RIGHTS

General

Our authorized capital stock consists of 25,000,000 shares of Common Stock. As of the Record Date there were 12,190,000 issued and outstanding shares of Common Stock.  Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders.

Under Nevada law, unless our Articles of Incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. The Amendment and the Forward Split requires the affirmative vote or written consent of the holders of a majority of the Company’s voting power.

By written consent dated April 28, 2010, our Board of Directors and the Majority Stockholder approved the adoption and implementation of the Amendment and the Forward Split. Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment and the Forward Split at any future meeting and our Board of Directors is not soliciting any proxies or consents from any other Stockholders in connection with the Amendment and the Forward Split.

Immediately following the filing of the Amendment on the Effective Date and the effectiveness of the Forward Split, our authorized capital stock will consist of 150,000,000 shares of Common Stock, of which 73,140,000 shares will be issued and outstanding, and 10,000,000 shares of “blank check” Preferred Stock, of which no shares will be issued and outstanding.

Description of  the Preferred Stock

The Preferred Stock may be issued from time to time in one or more series.  Our Board of Directors is expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.  The authority of our Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

1.       the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

2.       whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

3.       the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

4.       whether the shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

5.       the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

6.       whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

7.       whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

8.       the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

9.       the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

10.       any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

Stockholders' Rights

Section 78.390 of the NRS provides that every amendment to the our Articles of Incorporation shall first be adopted by resolution of our Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under Section 78.390 of the NRS and our Bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend our Articles of Incorporation and to approve the Forward Split. Section 78.320 of the NRS provides that, unless otherwise provided in our Articles of Incorporation or Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment and the Forward Split described herein as early as possible in order to accomplish the purposes as herein described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of our Common Stock. Section 78.320 of the NRS provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Pursuant to regulations promulgated pursuant to the Exchange Act, the Amendment and the Forward Stock Split may not be effected until at least twenty (20) calendar days after this Information Statement is sent or given to our stockholders.  We anticipate that the Amendment and the Forward Split will become effective on or about _________, 2010, the Effective Date, upon filing of the Amendment with the Secretary of State of the State of Nevada.

There will not be a meeting of our Stockholders to consider these corporate actions, and none is required pursuant to the NRS.  These actions have already been approved by a majority of the issued and outstanding shares of the Common Stock.

No Dissenters’ Rights

Under the NRS, our Stockholders are not entitled to dissenters’ rights with respect to the Amendment or the Forward Split, and the Company will not independently provide the Stockholders with any such rights.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holders thereof.  Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock Prior to Forward Split (2)	Percent of Common Stock After Forward Split (3)
Security Ownership of Management:
Michael Dougherty - Director, President, Secretary and Chief Financial Officer	100,000	*	*
Joshua Rohbock - Director	0	*	*
Officer & Directors as a Group (2 persons)	100,000	*	*
Security Ownership of Certain Beneficial Owners:
Black Diamond Realty Management, LLC(4)	8,515,000	69.85%	69.85%

———————
* Less than 1%

(1)	Unless otherwise noted, the principal address of each of the directors and officers listed above is c/o Sierra Resource Group, Inc., 6586 Hypoluxo Rd, Suite 307, Lake Worth, Florida 33467-7678.

(2)	Based on 12,190,000 shares of Common Stock issued and outstanding as of the Record Date, April 28, 2010.

(3)	Assuming 73,140,000 shares of Common Stock issued and outstanding after the Forward Split.

(4)	The stockholder’s address is c/o Brian Hebb, 498 Newtown Road, Littleton, MA 01450.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No current director or executive officer, or director or executive officer at any time since the beginning of the last fiscal year, nor associate of any such person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Forward Split which is not shared by all other respective stockholders.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of the Company’s Information Statement may be sent to multiple Stockholders in a household. The Company will promptly deliver upon written or oral request, a separate copy of the Information Statement to a Stockholder if such Stockholder calls or writes to the Company at the following address or phone number: Investor Relations, Sierra Resource Group, Inc., at 6586 Hypoluxo Rd, Suite 307, Lake Worth, Florida  33467-7678. If a Stockholder wishes to receive separate copies of the Company’s information statements, proxy statements or other mailings to stockholders in the future, or if a Stockholder is receiving multiple copies and would like to receive only one copy per household, the Stockholder should contact his, her or its bank, broker or other nominee record holder. Alternatively, the Stockholder may contact the Company at the above-referenced address or telephone number.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: _________, 2010

By Order of the Board of Directors

/s/ MICHAEL DOUGHERTY Michael Dougherty President

EXHIBITS TO INFORMATION STATEMENT

Exhibit	Description

A	Certificate of Amendment to the Articles of Incorporation of Sierra Resource Group, Inc.

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

                                        Certificate of Amendment to Articles of Incorporation

                                   For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of corporation:  SIERRA RESOURCE GROUP, INC.

2.           The articles have been amended as follows:

Article FOURTH of the Articles of Incorporation shall be amended to read in full as follows:

“FOURTH.  The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Sixty Million (160,000,000) of which One Hundred Fifty Million (150,000,000) shares shall be designated common stock, par value $0.001 per share and Ten Million (10,000,000) shares shall be designated preferred stock, par value $0.001 per share.

(a)           Common Stock.  Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the books of the Corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Amendment to Articles of Incorporation or of any class or series of Preferred Stock established hereunder.  The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for.  In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary of the Corporation, the assets and funds of the Corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

(b)           Preferred Stock. The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series.  The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

1.           the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

2.           whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

3.           the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

4.           whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

5.           the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

6.           whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

7.           whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

8.           the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

9.           the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

10.           any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 14,667,000

4. Effective date of filing: (optional)

5. Signature: (required)

X
_____________________________________________________________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

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